Exhibit 99.l

DICK’S Sporting Goods Completes Acquisition of Foot Locker

NEWS PROVIDED BY DICK’S Sporting Goods, Inc. 09/08/2025, 08:00 AM ET

PITTSBURGH, Sept. 8, 2025 /PRNewswire/ - DICK’S Sporting Goods, Inc. (“DICK’S” or the “Company”) (NYSE: DKS), a leading U.S.-based full-line omni-channel sporting goods retailer, today announced that it has completed its acquisition of Foot Locker, Inc. (“Foot Locker”), a leading footwear and apparel retailer. DICK’S is now positioned to become a global leader in the sports retail industry at the intersection of sport and culture, serving a broader set of consumers across compelling, differentiated concepts.

As a combined company, DICK’S will now operate more than 3,200 stores plus e-commerce and digital businesses across 20 countries in North America, Europe, Asia, and Australia, plus a licensed store presence in Europe, the Middle East and Asia. This expanded footprint will strengthen its relationships with key brand partners by offering broader reach and enhanced visibility on a global level.

DICK’S will continue to operate Foot Locker’s portfolio of brands, including Foot Locker, Kids Foot Locker, Champs Sports, WSS, and atmos, under an experienced new leadership team. DICK’S Executive Chairman, Ed Stack, will lead the global Foot Locker businesses, in partnership with two new presidents, one for North America and one for International, to enable acceleration of business momentum and targeted turnaround strategies. Ann Freeman, a longtime former Nike executive, has been appointed President of Foot Locker North America. DICK’S will appoint a President of Foot Locker International to lead other regions.

In North America, Ann Freeman will be supported by a Foot Locker management team of experienced senior leaders, who include:

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Tony Aversa is SVP and GM, Foot Locker and Kids Foot Locker North America. Tony is a 30-year veteran of Foot Locker having served in leadership roles at Foot Locker, Kids Foot Locker, WSS and most recently as GM of Champs Sports.

•	Denise Karkos is SVP and General Manager, Champs Sports. Denise is joining Foot Locker from DICK’S where she most recently served as SVP, Chief eCommerce Officer.

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George Jenkins is SVP, Store Operations and Customer Experience, Foot Locker North America. Over the past 30 years, George has held various leadership roles within the Foot Locker stores organization and most recently served as VP, Customer Experience, North America.

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Peter Scaturro is SVP, Chief Financial Officer, Foot Locker North America. Peter most recently served as SVP, Strategic Planning & Growth for Foot Locker and has held several leadership roles across corporate finance, strategy and customer service at the company.

•	Steve Miller is SVP, Chief Operating Officer, Foot Locker North America. Steve is a former DICK’S senior executive who led Hardlines Merchandising and before that Strategy, eCommerce & Analytics.

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Brett O’Brien is SVP, Chief Marketing Officer, Foot Locker North America. Brett is joining Foot Locker from PepsiCo where he held various marketing leadership roles, including his most recent position as Chief Sports Officer.

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Michael Keinath is SVP, Chief People Officer, Foot Locker North America. Michael is joining Foot Locker from DICK’S where he held various leadership roles overseeing talent, organizational design and effectiveness and culture initiatives.

The transaction is expected to deliver between $100 million to $125 million in cost synergies in the medium term, primarily through procurement and direct sourcing efficiencies, and DICK’S anticipates the transaction to be accretive to EPS in Fiscal Year 2026 (excluding transaction and other one-time costs to achieve synergies).

“We are very enthusiastic about the future of Foot Locker,” said Ed Stack, Executive Chairman of DICK’S. “The world class team we have assembled is committed to returning Foot Locker to its rightful place in our industry. We are committed to investing in and growing Foot Locker through its strong culture, led by the Stripers, and creating a more powerful experience for consumers.”

“We are excited to officially welcome the Foot Locker team,” added Lauren Hobart, President and CEO of DICK’S. “Bringing together the strengths of both companies will help us return Foot Locker to growth while continuing to fuel DICK’S momentum. As a combined company, DICK’S and Foot Locker will create a global platform that will redefine the sports retail industry and unlock value for both companies, our brand partners, our teammates, our communities and our shareholders.”

“I am thrilled to join and lead Foot Locker North America at such a transformative moment,” said Ann Freeman, President of Foot Locker North America. “Together, we have an extraordinary opportunity to build on Foot Locker’s rich heritage and deliver innovative experiences to a variety of footwear consumers - from athletes to sneaker enthusiasts and everyone in between. I look forward to working with the talented Foot Locker team as we accelerate growth, enrich our brand partnerships and inspire the next generation of consumers.”

Advisors

Goldman Sachs is serving as financial advisor to DICK’S for this transaction, and Wachtell, Lipton, Rosen & Katz is serving as DICK’S legal advisor.

About DICK’S Sporting Goods

DICK’S Sporting Goods creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams.

Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’S is a leading omni-channel retailer and an iconic brand in sport and culture. Its banners include DICK’S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! in addition to the experiential retail concepts DICK’S House of Sport and Golf Galaxy Performance Center. As owner and operator of Foot Locker, including Foot Locker, Kids Foot Locker, Champs Sports, WSS, and atmos, DICK’S serves the global sneaker community across 20 countries in North America, Europe, Asia, and Australia, plus a licensed store presence in Europe, the Middle East and Asia. DICK’S also owns and operates GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.

Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on lnstagram, TikTok, Facebook and X.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. Any statements about the Company’s plans, objectives, expectations, intentions, strategies, beliefs, or future performance or events constitute forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond the Company’s control. The Company’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to, current macroeconomic conditions, including prolonged inflationary pressures, potential changes to international trade relations, geopolitical conflicts and adverse changes in consumer disposable income; supply chain constraints, delays and disruptions; fluctuations in product costs and availability due to tariffs, currency exchange rate fluctuations, fuel price uncertainty and labor shortages; changes in consumer demand for products in certain categories and consumer lifestyle changes; intense competition in the sporting goods industry; the overall success of the Company’s strategic plans and initiatives; the Company’s vertical brand strategy and plans; the Company’s ability to optimize its distribution and fulfillment networks to efficiently deliver merchandise to its stores and the possibility of disruptions; the Company’s dependence on suppliers, distributors and manufacturers to provide sufficient quantities of quality products in a timely fashion; the potential impacts of unauthorized use or disclosure of sensitive or confidential customer, employee, vendor or other information; the risk of problems with the Company’s information systems, including e-commerce platforms; the Company’s ability to attract and retain customers, executive officers and employees; increasing labor costs; the effects of the performance of professional sports teams within the Company’s core regions of operations; the Company’s ability to control expenses and manage inventory shrink; the seasonality of certain categories of the Company’s operations and weather-related risks; changes in applicable tax laws, regulations, treaties, interpretations and other guidance; product safety and labeling concerns; the projected range of capital expenditures of the Company, including costs associated with new store development, relocations and remodels and investments in technology; plans to return capital to stockholders through dividends and share repurchases, if any; the Company’s ability to meet market expectations; the influence of the Company’s Class B common stockholders and associated possible scrutiny and public pressure; compliance and litigation risks; the Company’s ability to protect its intellectual property rights or respond to claims of infringement by third parties; the availability of adequate capital; obligations and other provisions related to the Company’s indebtedness; the Company’s future results of operations and financial condition; the outcome of any legal proceedings that may be instituted against the Company; the risk that the benefits from the acquisition of Foot Locker, including anticipated cost synergies, may not be fully realized or may take longer to realize than expected; and the ability to promptly and effectively integrate the businesses of the Company and Foot Locker. These factors are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm the Company’s results.

For additional information on these and other factors that could affect the Company’s actual results, see the risk factors set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this communication, except as required by applicable law or regulation. Forward-looking statements included in this communication are made as of the date of this communication.

Contacts:

Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK’S Sporting Goods, Inc.
investors@dcsg.com (724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

SOURCE DICK’S Sporting Goods, Inc.